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                                                                   EXHIBIT 16.01
                          LARRY O'DONNELL, CPA, P.C.

Telephone 745-4545                                         2280 South Xanadu Way
                                                                       Suite 370
                                                          Aurora, Colorado 80014


April 13, 1998



Securities and Exchange Commission
Washington, D.C.


Gentlemen:

I was previously the auditor for Sunlight Systems, Ltd which is now known as Nanopierce Technologies, Inc. and on September 24, 1997, I reported on the financial statements of Sunlight Systems, Ltd. as of and for the two years ended June 30, 1997. On April 8, 1998, I was dismissed as the auditor of Nanopierce Technologies, Inc. I have read Nanopierce Technologies, Inc.'s statements included under Item 4 of its Form 8-K for April 8, 1998, and I agree with such statements.


Very truly yours,


/s/ Larry O'Donnell, CPA, P.C.
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Larry O'Donnell, CPA, P.C.